UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2021

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Western Avenue, Suite 700

Seattle, WA 98101

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Performance Stock Units to Named Executive Officers

On January 13, 2021, upon the recommendation of its Compensation Committee (the “Committee”) in an effort to further align management compensation with value creation, the board of directors (the “Board”) of BSQUARE Corporation (the “Company”) approved performance stock unit awards (“PSUs”) to the Company’s named executive officers, as defined in Regulation S-K Item 402(a)(3), as follows:

Recipient	Title	Number of PSUs
Ralph Derrickson	Chief Executive Officer and President	300,000
Chris Wheaton	Chief Financial Officer, Secretary and Treasurer	200,000

The vesting of the PSUs is subject to both stock performance and service conditions. If the volume-weighted average price of the Company’s common stock during any 180 calendar day-period in the period beginning on January 5, 2021 and ending on July 4, 2025 equals or exceeds $3.25, $4.25 and $6.25 (each, a “Performance Condition”), then one-third of the PSUs will become eligible to vest at each such price. Vesting is also subject to the recipient’s continued employment with the Company through the applicable vesting dates, which occur upon the later of: (i) the date of achievement of the applicable Performance Condition, or (ii) the service vesting date, which service vesting date occurs over a four-year period commencing on January 5, 2021, with 25% of the shares eligible to vest on January 5, 2022 and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter.

The PSU award eliminates the cash compensation component of the Annual Bonus Plan for the named executives, effective January 1, 2021.

The PSUs are contingent upon the execution by the award recipient of the Company’s standard form of Performance Stock Unit Agreement (the “PSU Agreement”) for use under the Company’s Fourth Amended and Restated Stock Plan (the “Plan”), and will be subject to the terms and conditions of the Plan. A form of the PSU Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Non-Employee Director Compensation

On January 13, 2021, upon the recommendation of the Committee in an effort to further align director compensation with value creation, the Board revised its non-employee director compensation practices to: (i) cease to award options to new directors and to new chairpersons of the Board, and (ii) provide that all types of restricted stock units (”RSUs”) awarded in the future to directors will settle for that number of shares of Company common stock determined by dividing the applicable aggregate dollar amount by the greater of the closing stock price per share of Company common stock on the date of grant or $3.25 per share.

Any such RSU awards will be contingent upon the execution by the award recipient of the Company’s revised form of Restricted Stock Unit Agreement (the “RSU Agreement”) for use under the Plan and will be subject to the terms and conditions of the Plan. The Company’s revised form of RSU Agreement is attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Performance Stock Unit Agreement
10.2	Form of Restricted Stock Unit Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: January 15, 2021	By:	/s/ Christopher Wheaton
Christopher Wheaton
Chief Financial Officer, Secretary and Treasurer